EXHIBIT 99.12
Residential Funding Corporation
Compliance with Minimum Servicing Standards
December 31, 2005

PricewaterhouseCoopers LLP Suite 1400
225 South Sixth Street
Minneapolis MN 55402
Telephone (612) 596 6000
Facsimile (612) 373 7160
Report of Independent Accountants
To the Board of Directors and Stockholder
of Residential Funding Corporation:
We have examined management’s assertion about Residential Funding Corporation’s (the “Company”) compliance with the minimum servicing standards identified in their role as Master Servicer as of and for the year ended December 31, 2005, included in the accompanying management assertion (see Exhibit 1). Such assertion was examined relating to those mortgage loans included in the listing of mortgage loans and series of certificates included in the attached Exhibit 2. Direct servicing functions are performed by various primary servicers and subservicers. Management is responsible for the Company’s compliance with these minimum servicing standards. Our responsibility is to express an opinion on management’s assertion about the Company’s compliance based on our examination.
Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. Loans and series of certificates subject to such procedures were selected using sampling methods, and accordingly, we make no representation that our examination procedures were performed on a specific series of loans or certificates as listed in the attached Exhibit 2. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company’s compliance with the minimum servicing standards.
In our opinion, management’s assertion that the Company complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 2005 is fairly stated, in all material respects.

/s/
March 10, 2006

GMAC RFC
Exhibit 1
Management’s Assertion Concerning Compliance
with USAP Minimum Servicing Standards
March 10, 2006
As of and for the year ended December 31, 2005, Residential Funding Corporation (the “Company”) has complied in all material respects with our minimum servicing standards set forth below for those loans serviced for others under master servicing arrangements. Direct servicing functions are performed by various primary servicers and subservicers.
Our minimum standards are:
I.	CUSTODIAL BANK ACCOUNTS
A.	Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:
1)	Be mathematically accurate.

2)	Be prepared within thirty (30) calendar days after the cutoff date.

3)	Be reviewed and approved by someone other than the person who prepared the reconciliation, and document explanation for reconciling items.

4)	These reconciling items shall be resolved within ninety (90) calendar days of their original identification.
B.	Each custodial and escrow account as maintained by the master servicer and subservicer shall be maintained in an eligible account in trust for the applicable certificateholders as prescribed by applicable pooling and servicing agreements.
C.	Funds shall be advanced by the master servicer the primary servicer or the subservicer, as required by applicable pooling and servicing agreements in accordance with the amortization schedule of each mortgage loan, or for overdrafts in the mortgagers escrow accounts.
II.	SUBSERVICER REMITTANCES
A.	Remittances for mortgage payments and payoffs received from primary servicers or subservicers shall be deposited into the applicable investor custodial bank account within one business day of receipt.
GMAC-RFC
2255 North Ontario Street       Suite 400       Burbank, CA 91504
818.260.1400       fax 818.260.1835       gmacrfc.com

Exhibit 1
B.	Remittances from primary servicers or subservicers shall be reconciled to applicable mortgager records during the appropriate accounting cycle.

C.	Reconciliations shall be performed monthly for each primary servicer and subservicer remittance. These reconciliations shall:
1)	Be mathematically accurate.

2)	Be prepared within thirty (30) calendar days after the cutoff date.
III.	DISBURSEMENTS
A.	Disbursements to investors shall be made in accordance with the applicable pooling and servicing agreements and/or the prospectus indicating how cash flows are to be allocated.

B.	Amounts remitted to investors per our investor reports shall agree with the custodial bank statements.

C.	Only permitted withdrawals per the applicable pooling and servicing agreements shall be made from the custodial accounts for certificateholders.

D.	Disbursements of investor funds from custodial accounts via wire transfer shall be made only by authorized personnel.
IV.	INVESTOR ACCOUNTING AND REPORTING
A.	Statements to the certificateholders shall be made with each monthly distribution in accordance with applicable pooling and servicing agreements detailing the applicable distribution activity and effect on the unpaid principal balance of the mortgage loans.
V.	MORTGAGOR ACCOUNTING
A.	Uniform Single Attestation Program reports from external primary servicers or subservicers will be obtained and reviewed to provide a basis in meeting our minimum servicing standards.

B.	Mortgage loan records shall agree with, or reconcile to, the mortgage loan records maintained by the primary servicers or subservicers with respect to unpaid principal balance on a monthly basis.

Exhibit 1
VI.	DELINQUENCIES
A.	Reports from primary servicers and subservicers identifying delinquent loans shall be received and reviewed monthly. Reports shall be made with each distribution to certificateholders as to the number and aggregate principal balances of delinquent mortgage loans, based on the most recent reports furnished by the primary servicers and subservicers.
VII.	INSURANCE POLICIES
A.	As of and for this same period, the Company had in effect a fidelity bond in the amount of $300,000,000 and a mortgage impairment/mortgages errors and omissions and professional liability insurance policy in the amount of $100,000,000.

/s/ Bruce Paradis Bruce Paradis
Residential Funding Corporation
President & Managing Director

/s/ Ken Duncan Ken Duncan
Residential Funding Corporation
Chief Financial Officer & Managing Director

/s/ Barb Wendt
Barb Wendt
Residential Funding Corporation
Managing Director

Residential Funding Corporation
December 31, 2005 Exhibit 2

1985 Series	1996 Series (cont.)	1999 Series (cont.)

1985 MS-ASL (1014) 1985 MS-ASL (1038) 1985 MS-ASL (1052) 1985 MS-ASL (1059) 1986 Series	1996-WH5 1996-WH7 1996-WH10 1996-WH18 1996-WH19	1999-QS4 1999-RS1 1999-WH2 1999-WH5 1999-WH12 1999-WH14
1997 Series
NYCF 1986-A	1997-2	2000 Series
1987 Series	1997-NWH1 1997-NWH3	2000-Hl1 2000-HI2
1987-WH2 NYCF 1987-A 1988 Series	1997-NWH6 1997-NWH9 1997-WH11 1997-WH14 1997-WH15	2000-HI3 2000-HI4 2000-HI5 2000-HL1 2000-HWH2
1988-SBRC WH1 NYCF 1988-A	1998 Series	2000-HWH3 2000-HWH6 2000-HWH10 2000-HWH11
1990 Series	1998-B (1999-A) 1998-HI2	2000-KS1 2000-KS2
NYCF 1990-A 1993 Series	1998-HI4 1998-HWH1 1998-HWH2 1998-HWH3	2000-KS3 2000-KS4 2000-KS5 2000-NWH1
1993-WH2 1993-WH15C 1994 Series	1998-HWH5 1998-NWH2 1998-NWH4 1998-NWH8 1998-QWH1	2000-NWH3 2000-NWH6 2000-PTWH2 2000-PTWH3 2000-QWH1
1994-WH21 1994-WH4B 1994-WH16D 1995 Series	1998-QWH2B 1998-RS1 1998-WH4 1998-WH8 1998-WH9 I 1998-WH9 II	2000-RS4 2000-RZ1 2000-WH4 2000-WH11
1995-HWH1 1995-HWH2	1998-WH10	2001 Series
1995-HWH3 1995-HWH4 1995-HWH5 1995-WH5	1999 Series	2001-CWH1
1995-WH12 1995-WH13 1995-WH14 1995-WH15 1995-WH18	1999-HI1 1999-HI4 1999-HI6 1999-HI8 1999-HWH1 1999-HWH2 1999-HWH5 1999-KS3 1999-KS4	2001 -Hl1 2001 -HI2 2001 -HI3 2001 -HI4 2001 -HS2 2001 -HS3 2001-KS1 2001 -KS2 2001 -KS3 2001 -KS4 2001-MWH1
1996 Series 1996-SW1A 1996-SW1B 1996-SW1C 1996-SW1D	1999-NWH1 1999-NWH2 1999-NWH3 1999-NWH4 1999-NWH5	2001-NWH1 2001-NWH3 2001-NWH5 2001-NWH9

Residential Funding Corporation
December 31, 2005 Exhibit 2

2001 Series (cont.)	2002 Series (cont.)	2002 Series (cont.)

2001-NWH12
2001-PTWH4
2001-PTWH6
2001-PTWH7
2001-PTWH8
2001-PTWH10
2001-PTWH11
2001-PTWH12
2001-PTWH14
2001-PTWH16
2001-PTWH17
2001-PTWH18
2001-PTWH19
2001-QS13
2001-QS16
2001-QS17
2001-QS18
2001-QS19
2001-RM2
2001-RS1
2001 -RS2
2001 -RS3
2001 -WH3
2001-WH9
2001-WH12
2001-WH14

2002 Series
2002-PTWH9
2002-PTWH10
2002-PTWH13
2002-PTWH15
2002-PTWH16
2002-PTWH19
2002-PTWH20
2002-PTWH21
2002-PTWH24
2002-PTWH28
2002-PTWH31
2002-PTWH33
2002-PTWH35
2002-PTWH36
2002-PTWH40
2002-PTWH41
2002-PTWH42
2002-PTWH44
2002-PTWH45
2002-PTWH46
2002-PTWH47
2002-QS1
2002-QS2
2002-QS3
2002-QS4
2002-QS5
2002-QS6
2002-QS7	2002-S11
2002-S12
2002-S13
2002-S14
2002-S15
2002-S16
2002-S17
2002-S18
2002-S19
2002-S20
2002-SL1
2002-WH1
2002-WH5
2002-WH14
2002-WH17
2002-WH18
2002-WH19
2002-WH21
2002-WH22
2002-WH25
2002-WH26
2002-WH27
2002-WH28
2002-WH29
2002-WH31
2002-WH32
2002-WH33
2002-WH34
2002-HI1	2002-QS8 2002-QS9	2003 Series
2002-HI2 2002-HI3 2002-HI4 2002-HI5 2002-HS1 2002-HS2 2002-HS3 2002-HWH4 2002-KS1 2002-KS2	2002-QS10 2002-QS11 2002-QS12 2002-QS13 2002-QS14 2002-QS15 2002-QS16 2002-QS17 2002-QS18 2002-QS19	2003-Hl1 2003-HI2 2003-HI3 2003-HI4 2003-HS1 2003-HS2 2003-HS3 2003-HS4 2003-HWH1
2002-KS3 2002-KS4 2002-KS5 2002-KS6 2002-KS7 2002-KS8 2002-NWH1 2002-NWH2 2002-NWH3 2002-NWH4 2002-PTWH1 2002-PTWH4 2002-PTWH5 2002-PTWH7	2002-RM1 2002-RP1 2002-RP2 2002-RS1 2002-RS2 2002-RS3 2002-RS4 2002-RS5 2002-RS6 2002-RS7 2002-RZ1 2002-RZ2 2002-RZ3 2002-RZ4	2003-KS1 2003-KS2 2003-KS3 2003-KS4 2003-KS5 2003-KS6 2003-KS7 2003-KS8 2003-KS9 2003-KS10 2003-KS11 2003-NWH1 2003-NWH2 2003-PTWH1

Residential Funding Corporation
December 31, 2005 Exhibit 2

2003 Series (cont.)	2003 Series (cont.)	2003 Series (cont.)

2003-PTWH4
2003-PTWH8
2003-PTWH9
2003-PTWH11
2003-PTWH12
2003-PTWH13
2003-PTWH14
2003-PTWH15
2003-PTWH17
2003-PTWH18
2003-PTWH19
2003-PTWH20
2003-PTWH21
2003-PTWH24
2003-PTWH25
2003-PTWH26
2003-PTWH27
2003-PTWH28
2003-PTWH29
2003-QA1
2003-QR13
2003-QR19
2003-QR24
2003-QS1
2003-RS3
2003-RS4
2003-RS5
2003-RS6
2003-RS7
2003-RS8
2003-RS9
2003-RZ1
2003-RZ2
2003-RZ3
2003-RZ4
2003-RZ5
2003-S1
2003-S2
2003-S3
2003-S4
2003-S5
2003-S6
2003-S7
2003-S8
2003-S9
2003-S10
2003-S11
2003-S12	2003-WH22
2003-WH23
2003-WH24
2003-WH25
2003-WH26
2003-WH27
2003-WH28
2003-WH29
2003-WH30
2003-WH31
2003-WH32
2003-WH33
2003-WH34
2003-WH35
2003-WH36
2003-WH37
2003-WH38
2003-WH39
NIM 2003-NT1
NIM 2003-NT3
NIM2003-NT7
NIM 2003-NT8

2004 Series
2003-QS2
2003-QS3
2003-QS4
2003-QS5
2003-QS6
2003-QS7
2003-QS8
2003-QS9
2003-QS10
2003-QS11
2003-QS12
2003-QS13
2003-QS14
2003-QS15
2003-QS16
2003-QS17
2003-QS18
2003-QS19
2003-QS20
2003-QS21
2003-QS22
2003-QS23
2003-RM1
2003-RM2
2003-RP1
2003-RP2
2003-RS1
2003-RS10
2003-RS11
2003-RS2
2003-S13
2003-S14
2003-S15
2003-S16
2003-S17
2003-S18
2003-S19
2003-S20
2003-SL1
2003-WH1
2003-WH2
2003-WH3
2003-WH4
2003-WH5
2003-WH6
2003-WH7
2003-WH8
2003-WH9
2003-WH10
2003-WH11
2003-WH12
2003-WH13
2003-WH14
2003-WH15
2003-WH16
2003-WH17
2003-WH18
2003-WH19
2003-WH20
2003-WH21
2004-C1
2004-C2
2004-HI1
2004-HI2
2004-HI3
2004-HS1
2004-HS2
2004-HS3
2004-KR1
2004-KR2
2004-KS1
2004-KS2
2004-KS3
2004-KS4
2004-KS5
2004-KS6
2004-KS7
2004-KS8
2004-KS9
2004-KS10
2004-KS11
2004-KS12
2004-NWH1
2004-NWH2
2004-PS1
2004-PTWH2
2004-PTWH3
2004-PTWH5
2004-PTWH6

Residential Funding Corporation
December 31, 2005 Exhibit 2

2004 Series (cont.)	2004 Series (cont.)	2005 Series (cont.)

2004-PTWH7
2004-PTWH8
2004-PTWH9
2004-PTWH10
2004-PTWH12
2004-PTWH13
2004-QA1
2004-QA2
2004-QA3
2004-QA4
2004-QA5
2004-QA6
2004-QR1
2004-QS1
2004-QS2
2004-QS3
2004-QS4
2004-QS5
2004-QS6
2004-QS7
2004-QS8
2004-QS9
2004-QS10
2004-QS11
2004-QS12
2004-QS13
2004-QS14
2004-QS15
2004-QS16
2004-QWH1
2004-QWH2
2004-QWH3
2004-QWH4
2004-QWH5
2004-QWH6
2004-RP1
2004-RS1
2004-RS2
2004-RS3
2004-RS4
2004-RS5
2004-RS6
2004-RS7
2004-RS8
2004-RS9
2004-RS10
2004-RS11
2004-RS12
2004-RZ1
2004-RZ2
2004-RZ3
2004-RZ4
2004-S3
2004-S4
2004-S5
2004-S6
2004-S7
2004-S8
2004-S9
2004-SA1
2004-SL1
2004-SL2
2004-SL3
2004-SL4
2004-SP1
2004-SP2
2004-SP3
2004-SR1
2004-WH1
2004-WH2
2004-WH3
2004-WH4
2004-WH5
2004-WH6
2004-WH7
2004-WH8
2004-WH9
2004-WH10
2004-WH11
2004-WH12
2004-WH13
2004-WH14
2004-WH16
2004-WH17
2004-WH18
2004-WH19
2004-WH20
2004-WH21
2004-WH22
2004-WH24
BSSP 2004-KS10A
BSSP 2004-KS10B
NIM 2004-NT1
NIM 2004-NT2
NIM 2004-NT3
NIM 2004-NT4
NIM 2004-NT5
NIM 2004-NT6
NIM 2004-NT7
NIM 2004-NT8
NIM 2004-NT11
NIM 2004-NT12

2005 Series	2005-AHL2
2005-AHL3
2005-C3
2005-EFC1
2005-EFC2
2005-EFC3
2005-EFC4
2005-EFC5
2005-EFC6
2005-EMX1
2005-EMX2
2005-EMX3
2005-EMX4
2005-GMACB0501
2005-GMACB0502
2005-GMACB0503
2005-HI1
2005-HI2
2005-HI3
2005-HS1
2005-HS2
2005-HWH1
2005-HWH6
2005-HWH7
2005-HWH8
2005-HWH10
2005-HWH11
2005-HWH12
2005-KS1
2005-KS2
2005-KS3
2005-KS4
2005-KS5
2005-KS6
2005-KS7
2005-KS8
2005-KS9
2005-KS10
2005-KS11
2005-NM2
2005-NM4
2005-NM5
2005-NWH1
2005-NWH2
2005-POWH2
2005-POWH3
2005-QA1
2005-QA2
2005-QA3
2005-QA4
2005-QA5
2005-QA6
2004-S1 2004-S2	2005-AHL1	2005-QA7 2005-QA8

Residential Funding Corporation
December 31, 2005 Exhibit 2

2005 Series (cont.)	2005 Series (cont.)

2005-QA9 2005-QA10 2005-QA11 2005-QA12 2005-QO1 2005-QO2 2005-QO3 2005-QO4 2005-QR1 2005-QS1 2005-QS2 2005-QS3 2005-QS4 2005-QS5 2005-QS6 2005-QS7 2005-QS8 2005-QS9 2005-QS10	2005-SA1 2005-SA2 2005-SA3 2005-SA4 2005-SA5 2005-SL1 2005-SL2 2005-SP1 2005-SP2 2005-WH1 2005-WH3 2005-WH4 2005-WH6 2005-WH8 2005-WH9 2005-WH10 2005-WH11 2005-WH12 2005-WH13
2005-QS11
2005-QS12
2005-QS13
2005-QS14
2005-QS15
2005-QS16
2005-QWH1
2005-QWH2
2005-QWH7
2005-QWH8
2005-QWH12
2005-RP1
2005-RP2
2005-RP3
2005-RS1
2005-RS2
2005-RS3
2005-RS4
2005-RS5
2005-RS6
2005-RS7
2005-RS8
2005-RS9
2005-RZ1
2005-RZ2
2005-RZ3
2005-RZ4
2005-S1
2005-S2
2005-S3
2005-S4
2005-S5
2005-S6
2005-S7
2005-S8
2005-WH15
2005-WH16
2005-WH18
2005-WH19
2005-WH20
2005-WH21
2005-WH23
2005-WH24
2005-WH25A
2005-WH25B
2005-WH26
2005-WH27
2005-WH28A
2005-WH28B
2005-WH29
2005-WH30
GCM Residual Facility
NIM 2005-NM3
NIM 2005-NS1
NIM 2005-NT1
NIM 2005-NT2
NIM 2005-NTR1
NIM ABSC (2005-KS4)
NIM SB Finance 2005-KS6N
NIM Soundview (2005-KS3)